Exhibit 10.32A

[Tesla Logo]	[Honda Logo]

Addendum to ZEV Credits Agreement

This Addendum to the ZEV Credits Agreement (“Agreement”) (“Addendum”) is made this 20th day of February 2009, between and American Honda Co., Inc., with its principal offices at 1919 Torrance Boulevard, Torrance, California 90501-1486 (“Honda”) and Tesla Motors, Inc., with its principal offices at 1050 Bing Street, San Carlos, California 94070 (“Tesla”) (Honda and Tesla are individually a “Party” and together the “Parties”). All defined terms in the Agreement have the same meaning in this Addendum.

BACKGROUND AND PURPOSE

1.	The Parties have entered into the Agreement to transfer certain ZEV Credits earned, or to be earned, by Tesla to Honda.

2.	In the Agreement the Parties anticipate that certain confidential information may be disclosed to their respective employees, contractors, professional advisors, consultants, or prospective investors.

3.	In order to ensure that any disclosed information remains confidential, the Parties have agreed that their respective employees, contractors, professional advisors, consultants, and prospective investors shall have previously executed a document in which such persons have agreed to abide by confidentiality provisions prohibiting the disclosure of confidential information,

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises contained herein and in the Agreement, and for other good and valuable consideration, the sufficiency of which is hereby

Prior to disclosing to any of their employees, contractors, professional advisors, consultants, or prospective investors (i) the terms of the Agreement, or (ii) any information submitted under a grant of confidentiality (whether express, implied, or pursuant to statute or regulation) to ARB or any ZEV Agency pursuant to the terms of the Agreement, each Party shall confirm that each such person who is expected to receive the confidential information to be disclosed has previously executed a written agreement which prohibits disclosure of such information to any other person.

American Honda Co., Inc.

By:	/s/ Chester Hale	Date:	2/20/2009

Name:	Chester Hale

Title:	Executive Vice President, Product Regulatory Office

Tesla Motors, Inc.

By:	/s/ Craig Harding	Date:	2/20/2009

Name:	Craig Harding

Title:	General Counsel and Secretary

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